Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Virginia Premium Income Municipal Fund
33-58242
811-7490


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board
Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.
The meeting was subsequently adjourned to January 13, 2009.

Voting results are as follows:
<table
 <c>Common and MuniPreferred
shares voting
together as a
class
 <c> MuniPreferred
 shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
            4,099,884
                      891
   Against
               257,767
                      161
   Abstain
               149,776
                        53
   Broker Non-Votes
            1,258,548
                      714
      Total
            5,765,975
                   1,819



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            4,124,117
                      907
   Against
               243,551
                      145
   Abstain
               139,759
                        53
   Broker Non-Votes
            1,258,548
                      714
      Total
            5,765,975
                   1,819



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
            4,094,626
                      869
   Against
               275,348
                      209
   Abstain
               137,453
                        27
   Broker Non-Votes
            1,258,548
                      714
      Total
            5,765,975
                   1,819



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
            4,084,945
                      917
   Against
               258,662
                      166
   Abstain
               163,820
                        22
   Broker Non-Votes
            1,258,548
                      714
      Total
            5,765,975
                   1,819



To approve the elimination of the
fundamental policy relating to
commodities.


   For
            4,093,553
                      925
   Against
               267,354
                      159
   Abstain
               146,520
                        21
   Broker Non-Votes
            1,258,548
                      714
      Total
            5,765,975
                   1,819



To approve the new fundamental policy
relating to commodities.


   For
            4,084,124
                      935
   Against
               271,553
                      144
   Abstain
               151,750
                        26
   Broker Non-Votes
            1,258,548
                      714
      Total
            5,765,975
                   1,819




Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012633.